CHAMBERLAIN, HRDLICKA, WHITE, WILLIAMS & MARTIN
A PARTNERSHIP OF PROFESSIONAL CORPORATIONS

JAMES J. SPRING III SHAREHOLDER DIRECT DIAL NO. (713) 658-2572 E-MAIL: j.spring@chamberlainlaw.com	ATTORNEYS AT LAW 1200 SMITH STREET, SUITE 1400 HOUSTON, TEXAS 77002 (713) 658-1818 (800) 342-5829 (713) 658-2553 (FAX) www.chamberlainlaw.com	HOUSTON ATLANTA

May 15, 2006

Eagle Broadband, Inc.
101 Courageous Drive
League City, Texas 77573-3963

Gentlemen:

You have requested that we furnish to you our legal opinion with respect to the legality of 2,000,000 shares of common stock of Eagle Broadband, Inc. (the “Company”) covered by the Form S-1 Registration Statement to which this is an exhibit and which is to be filed with the Securities and Exchange Commission (“SEC”) by the Company on or about the date hereof for the purpose of registering the above common stock under the Securities Act of 1933. The above shares of common stock are subject to issuance to the selling shareholder identified in such registration statement.

We are furnishing in this letter our legal opinion concerning the above. In connection with this opinion, we have examined the above Form S-1 Registration Statement in substantially the form in which it is to be filed with the SEC, the Articles of Incorporation, as amended, and Bylaws, as amended, of the Company, applicable Board of Directors resolutions of the Company, a Certificate of Corporation Officer, the applicable statutes of the State of Texas, and such other documents and records which we deemed relevant in order to render this opinion. We have assumed the authenticity and completeness of all records, certificates and other instruments submitted to us as originals, the conformity to original documents of all records, certificates and other instruments submitted to us as copies and the correctness of all statements of fact contained in all records, certificates and other instruments that we have examined.

Based upon and subject to the foregoing, it is our opinion that when issued and resold in accordance with the transactions described in the above Registration Statement and Prospectus thereunder, the above shares of the Company’s common stock will be legally issued, fully paid and non-assessable under Texas law.

We hereby consent to the filing of this opinion as an exhibit to the above Registration Statement and to the use of our name wherever it appears therein.

Very truly yours,

CHAMBERLAIN, HRDLICKA, WHITE,
WILLIAMS & MARTIN
/s/Byron L. Willeford
Byron L. Willeford, Shareholder